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                                 EXHIBIT 9(a)


                           TRANSFER AGENCY AGREEMENT
                           -------------------------

AGREEMENT made as of this day the 27th day of February , 1987 by and between NEW ENGLAND ZENITH FUND, a Massachusetts Business trust having its principal place of business at 501 Boylston Street, Boston, Massachusetts (hereinafter called the "Fund") and NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation having its principal place of business at 501 Boylston Street, Boston, Massachusetts (hereinafter called "The New England").


                               WITNESSETH THAT:
                               ----------------

WHEREAS, the Fund is authorized to issue shares of beneficial interest, no par value, in separate series, with each such series representing an interest in a separate portfolio of securities and other assets; and

WHEREAS, the Fund offers shares of the Money Market Series, the Bond Income Series and the Capital Growth Series, and intends to offer shares of the Stock Index Series and the Managed Series (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with paragraph 19, being hereinafter referred to as the "Series");

The New England is hereby appointed Transfer Agent for the shares of the Fund and Dividend Disbursing Agent for the Fund; and, in consideration of the Fund's making its shares available for investment in connection with certain insurance products and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, but for no other fee or reimbursement which is not specifically set forth herein, The New England accepts said appointment, subject to the following terms and conditions:


DOCUMENTS
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1.  In connection with the appointment of the New England as Transfer Agent, the
Fund shall file with The New England the following documents:

     A. Certified copies of the Agreement and Declaration of Trust of the Fund and all amendments thereto;

     B.   A certified copy of the By-Laws of the Fund as amended to date;

     C. A copy of the resolution of the Board of Trustees of the Fund authorizing this Agreement;

     D. An opinion of counsel for the Fund with respect to the validity of the Fund's shares, the number of shares allocated to each Series, the status of redeemed or repurchased shares and the number of shares of each Series with respect to which a registration statement under the Securities Act of 1933 has been filed and is in effect.


FURTHER DOCUMENTATION
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     2.   The Fund will also furnish from time to time the following documents:

          A. Each resolution of the Board of Trustees of the Fund authorizing the original issue of its shares or affecting the status of redeemed or repurchased shares;

          B. Each registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 or under the Investment Company Act of 1940

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               and amendments thereof and orders relating thereto in effect with respect to the sale of shares of the Fund;

          C. A certified copy of each amendment to the Agreement and declaration of Trust or the By-Laws of the Fund;

          D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to the Transfer Agent;

          E. Such other certificates, documents or opinions which The New England may, in its discretion, reasonably deem necessary or appropriate in the proper performance of its duties.


AUTHORIZED SHARES
-----------------

     3. The Fund certifies to the New England that as of the close of business on the date of this Agreement, it has authorized an unlimited number of shares of its beneficial interest of each of the Money Market Series, Bond Income Series, Capital Growth Series, Stock Index Series and Managed Series, and certifies that by virtue of its Agreement and Declaration of Trust, shares of its beneficial interest which are redeemed by the Fund from the folder will cancelled.

THE NEW ENGLAND TO ISSUE AND REGISTER SHARES
--------------------------------------------

     4. The New England shall issue and record the issuance of shares of beneficial interest upon receipt of orders therefor from New England Variable Life Insurance Company or any other insurance company approved by the New England. The New England shall notify the Fund and its "Custodian" (which term, whenever used herein, shall mean each Custodian for the one or more Series affected by the transaction referred to) of every such issuance, which notice shall include the date, Series, number of shares and dollar amount of the transaction.

     If the New England, as Transfer Agent, receives any check or funds for the purchase of shares of beneficial interest, such check or funds shall promptly be forwarded to the Custodian for the account of the relevant Series.

     The New England shall compute the number of shares issuable in the case of an order for a dollar amount of shares (or the purchase price in the case of an order for specific number of shares) at the net asset value per share for the Series, as described in the Fund's then-current prospectus, unless the Fund's Board of Trustees should otherwise direct.

     Except as specifically agreed in writing between The New England and the Fund, The New England shall have no obligation, when crediting shares, to take cognizance of any other laws relating to the sale of such shares.

NOTICE OF DISTRIBUTIONS
-----------------------

     5. The Fund shall promptly inform The New England of the declaration of any dividend or distribution on account of its shares, including the amount per share, record date, date payable and Series.

DISTRIBUTIONS
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     6.  The New England shall act as Dividend Disbursing Agent for the Fund, and, as such, in accordance with the provisions of the Fund's Agreement and Declaration of Trust and then-current prospectus, shall distribute or credit income and capital gain payments to shareholders. The Fund will notify the New England of and cause the Custodian to make available to The New England out of the

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assets of that Series the amount of any such payment to be paid out in cash.
The New England shall process the reinvestment of distributions on each Series at the net asset value per share for that series next computed after the payment, in accordance with the then-current prospectus of the Fund. The New England shall notify the Fund and the Custodian as to the number, Series, dollar amount and date of issue of shares issued by reinvestment of each distribution.

REDEMPTIONS AND REPURCHASES
---------------------------

     7. The New England shall process each order for the redemption or repurchase of shares accepted by The New England from any shareholder at the net asset value per share for that Series, as described in the Fund's then-current prospectus, unless the Fund's Board of Trustees should otherwise direct. Where redemption or repurchase of a dollar amount is requested, The New England shall calculate the number of shares to be redeemed or repurchased so as to provide the shareholder with the dollar value identified in the order, and where a stated number of shares is to be redeemed or repurchased, The New England shall calculate the dollar amount of the redemption or repurchase, and in each case shall direct the Custodian to make the required amount of funds available to the shareholder out of the assets of that Series. The Fund shall cause the Custodian to make such funds available not more than 7 days after receipt of the redemption or repurchase request.

PROCESSING TRANSACTIONS
-----------------------

     8. In issuing shares pursuant to Paragraph 4 of this Agreement and processing redemptions and repurchases pursuant to Paragraph 7, The New England shall maintain a record of the time when a proper and complete order for each such transaction was received by it, and the Fund's distributor may rely on The New England's so doing. Procedures and standards for effecting and accepting purchase, redemption and repurchase orders from shareholders by telephone may be established by mutual agreement between The New England and the Fund.

     The New England shall deliver to Fund shareholders all transaction confirmations required by law, and the Fund's distributor may rely on The New England's so doing.

     In calculating the number of shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase proceeds owed, The New England shall use the net asset value per share computed by the Custodian or such other person as may be designated by the Fund's Board of Trustees.

     The authority of The New England to process purchases, reinvestments, redemptions and repurchases shall be suspended upon receipt of notification by it of the suspension of the determination of the Fund's net asset value.

TAX RETURNS
-----------

     9. The New England shall prepare, file with the Internal Revenue Service and with the appropriate state agencies, and if required, mail to shareholders such returns for reporting dividends and distributions paid as such sums, if any, as are required to be withheld under applicable federal and Massachusetts income tax laws, rules and regulations.

BOOKS AND RECORDS
-----------------

     10. The New England shall maintain records showing for each shareholder's account the following:

     A.  Names, addresses and tax identifying numbers;

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     B.  Number of shares of any Series held;

     C. Historical information with respect to each Series regarding the account of each shareholder, including dividends paid and date and price for all transactions;

     D.  Any stop or restraining order placed against the account;

     E.  Information with respect to withholdings on dividends;

     F.  Correspondence relating to the current maintenance of the account;

     G. Any information required in order for The New England to perform the calculations contemplated or required by this Agreement;

     H. Such other records as the Fund may from time to time reasonably request.

     Any such records required to be maintained by Rule 31a-1 of the General Rules and Regulations under the Investment Company Act of 1940 shall be preserved for the periods prescribed in Rule 31a-2 of said rules as specifically noted below. Such record retention shall be at the expense of The New England and records may be inspected by the Fund or its designees at reasonable times, and, upon reasonable request of the Funds, copies of records shall be provided at The New England may, at its option at any time, and shall, forwith upon the Fund's demand, turn over to the Fund and cease to retain in The New England's files, records and documents created and maintained by The New England pursuant to this performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by The New England for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Fund, or destroyed in accordance with the Fund's authorization.

     Such records are deemed to be the property of the Fund, and, upon termination of this Agreement, any such records remaining in The New England's possession shall be delivered to the Fund or its designee.

INFORMATION TO BE FURNISHED
---------------------------

     11. The New England shall furnish to the Fund such other information, including shareholder lists and statistical information, as needed to implement the provisions of this Agreement and as may be agreed upon from time to time.

     The Fund shall furnish to The New England such instructions and other information as are needed to implement the provisions of this Agreement and as may be agreed upon from time to time.

CORRESPONDENCE
--------------

     12. The New England shall answer correspondence from shareholders relating to their share accounts and such other correspondence as may from time to time be mutually agreed upon.

PROXIES
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     13.  The New England shall mail or otherwise distribute such proxy cards and other material supplied to it by the Fund in connection with shareholder meetings of the Fund and shall receive, examine and tabulate returned proxies and certify the vote of each Series of the Fund.

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COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS
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     14.  As between the Fund and The New England in its capacity as Transfer
Agent, the Fund assumes full responsibility for the preparation, contents and distribution of each prospectus of the Fund and for complying with all applicable requirements of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction over the Fund, except as may be specifically provided herein.

FORCE MAJEURE
-------------

     15. The New England shall not be liable for loss of data occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply. The New England shall use its best efforts to minimize the likelihood of such damage, loss of data, delays, or errors resulting from uncontrollable event, and if such damage, loss of data, delays or errors occur, The New England shall use its best efforts to mitigate the effects of such occurrence.

STANDARD OF CARE AND INDEMNIFICATION
------------------------------------

     16. The New England shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors; provided that The New England shall indemnify and hold the Fund harmless from all damages and costs, including reasonable attorneys' fees, incurred by the Fund as a result of The New England's negligence, bad faith or willful misconduct, or that of its officers, agents and employees, in the performance of this Agreement.

     17. The Fund shall indemnify and hold The New England harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, or the functions of the performance of its duties hereunder, or the functions of Transfer and Dividend Disbursing Agent or as a result of acting upon any instruction reasonably believed by it to have been properly executed by a duly authorized officer of the Fund, or upon any information, data, records or documents provided The New England or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Fund, provided that this indemnification shall not apply to actions or omissions of the New England in cases of its own willful misconduct or negligence or that of its officers, agents and employees.

     In order that the indemnification provision contained in this paragraph 17 or that in paragraph 16 shall apply, however, it is understood that if in any case the one party (the "Indemnitor") may be asked to indemnify or save the other party (the "Indemnitee") harmless, the Indemnitor shall be fully and promptly advised of all pertinent facts concerning the matters in question, and it is futher understood that the Indemnitee will use all reasonable care to identify and notify the Indemnitor promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Indemnitor. The Indemnitor shall have the option to defend the Indemnitee against any claim which may be the subject of this indemnification, and in the event that the Indemnitor so elects, it will so notify the Indemnee, and thereupon the Indemnitor shall take over complete defense of the claim, and the Indemnitee shall in such situations seek or be entitled to indemnification under this paragraph. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor will be asked to indemnify the Indemnitee except with the Indemnitor's prior written consent.

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FURTHER ACTIONS
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     18.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

ADDITIONAL SERIES
-----------------

     19. In the event that the Fund establishes one or more series in addition to the five Series with respect to which it desires to have The New England render services as Transfer and Dividend Disbursing Agent under the terms hereof, it shall so notify The New England in writing, and if the New England shall not unreasonably withhold approval of such new Series.

ASSIGNMENT
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     20.  The New England may not assign this Agreement or delegate any of its responsibilities hereunder without the Fund's express written consent.

AMENDMENT AND TERMINATION
-------------------------

     21. This Agreement may be modified or amended from time to time by written agreement between the parties hereto. This Agreement may be terminated at any time by not less than one hundred twenty (120) days' written notice given by one party to the other.

     EXECUTED under seal as of the day and year first above written:

ATTEST:                              NEW ENGLAND ZENITH FUND

                                     /S/ Donald C. May
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Title:                               Title:


ATTEST:                              NEW ENGLAND MUTUAL LIFE
                                     INSURANCE COMPANY

                                     /S/   Donald C. May
--------------------------           --------------------------
Title:                               Title:



     A Copy of the Agreement and Declaration of Trust establishing NEW ENGLAND ZENITH FUND is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

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